UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1.01 and 5.02(c).  Entry into a Material Definitive Agreement and Appointment of Principal Officers.

On August 17, 2005, CIBER, Inc. (the “Company”) issued a press release announcing that David E. Girard has been hired as its new Executive Vice President and Chief Operating Officer, effective September 6, 2005.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Girard, age 50, most recently served as a consultant to various small to medium-sized enterprises and served on two corporate Boards.  Previously, he was employed as the Chief Operating Officer of J.D. Edwards World Solutions Company from 1998 to 2001.  Related to his new position with the Company, Mr. Girard and the Company have entered into an employment agreement dated August 16, 2005, that covers the terms of Mr. Girard’s employment with the Company.  This agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Exhibits.

99.1                           Press release dated August 17, 2005.

99.2                           Employment agreement with David E. Girard dated August 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: August 18, 2005	By:	/s/ David G. Durham
David G. Durham
Chief Financial Officer, Senior
Vice President and Treasurer